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                                                                   EXHIBIT 23.5


                   CONSENT OF FELDMAN FINANCIAL ADVISORS, INC.


         We hereby consent to the use of our name and to the description of our opinion letter under the caption "Opinion of Valley's Financial Advisor" in, and to the inclusion of such opinion letter as Appendix D to, the Proxy Statement-Prospectus to be delivered to the stockholders of Valley Bancorp, Inc. which is part of the Registration Statement on Form S-4 of American Home Mortgage Holdings, Inc. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                            FELDMAN FINANCIAL ADVISORS, INC.

                                            By:      /s/ Trent R. Feldman
                                                     ---------------------
                                                     Trent R. Feldman
                                                     President




                                                     January 7, 2002
                                                     ---------------
                                                     Date